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                                                                   EXHIBIT 16.1

                            MILLER, ELLIN & COMPANY
                              750 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022

                                                           June 12, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We were previously the principal accountant for Forward Industries, Inc. and, under the date of December 5, 1996, except Notes 6 and 19 which were dated December 23, 1996, we reported on the consoldiated balance sheet of Forward Industries, Inc. and Subsidiary as of September 30, 1996 and the consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended September 30, 1996 and 1995. On June 9, 1997, we resigned. We have read Forward Industries, Inc.'s statements included under item 4 and its Form 8-K dated June 9, 1997 and we agree with such statements.

                                            Very truly yours,

                                            /s/ Miller, Ellin & Company
                                                -----------------------------
                                                Certified Public Accountants